Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Blomquist and Brian Alleman and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement on Form S-1, or another appropriate form, and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the "Commission"), in order for Simtek Corporation, a Delaware corporation (the "Corporation"), to register and qualify for resale under the Securities Act of 1933, as amended: (i) the shares of the Corporation's common stock, $0.0001 par value (the "Common Stock"), issued pursuant to that certain Securities Purchase Agreement, dated September 21, 2006 (the "2006 PIPE"), by and among the Corporation, Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, US Special Opportunities Trust PLC, Premier RENN US Emerging Growth Fund Limited, Big Bend XXVII Investments, L.P., Crestview Capital Master LLC, Straus Partners, LP, Straus GEPT Partners, LP, SF Capital Partners Ltd., Brian Alleman, Steven Hayes, John C. McComb, Brian Stein, Toni Stein, The A.J. Stein Family Trust and The A.J. Stein Family Partnership (collectively, the "2006 PIPE Investors"); (ii) the shares of Common Stock issuable upon exercise of certain warrants issued (or agreed to be issued, in certain circumstances) to the 2006 PIPE Investors pursuant to the 2006 PIPE;
(iii) the shares of Common Stock agreed to be issued (in certain circumstances) pursuant to that certain Registration Rights Agreement, dated September 21, 2006, by and among the Corporation and the 2006 PIPE Investors; (iv) the shares of Common Stock issuable upon exercise of certain warrants issued (or agreed to be issued, in certain circumstances) to Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and US Special Opportunities Trust PLC on May 26, 2006; (iv) the shares of Common Stock issuable upon exercise of certain warrants issued (or agreed to be issued, in certain circumstances) to Cypress Semiconductor Corporation pursuant to that certain License and Development Agreement, dated March 24, 2006, between the Corporation and Cypress Semiconductor Corporation; sign and file all documents in connection with the qualification and issuance of such shares of Common Stock indicated above with Blue Sky authorities; make any filings with the National Association of Securities Dealers deemed necessary by the officers of the Corporation; and granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.




Date: October 19, 2006           /s/ Harold Blomquist
                              --------------------------------------------------
                              Harold Blomquist, Chairman of the Board, Chief Executive Officer and President

Date: October 19, 2006           /s/ Brian Alleman
                              --------------------------------------------------
                              Brian Alleman, Secretary, Vice President and Chief Financial Officer

Date: October 19, 2006           /s/ Alfred Stein
                              --------------------------------------------------
                              Alfred Stein, Director

Date: October 10, 2006           /s/ Robert Keeley
                              --------------------------------------------------
                              Robert Keeley, Director

Date: October 17, 2006           /s/ Ronald Sartore
                              --------------------------------------------------
                              Ronald Sartore, Director

Date: October ___, 2006
                              --------------------------------------------------
                              John Hillyard, Director

Date: October 19, 2006           /s/ Robert Pearson
                              --------------------------------------------------
                              Robert Pearson, Director
































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